Exhibit 99.1
TriplePoint Venture Growth BDC Corp. Announces
Third Quarter 2025 Financial Results
Highest Level of Signed Term Sheets, Commitments, and Fundings Since Fiscal Year 2022
Net Increase in Net Assets Resulting from Operations of $0.38 per Share for the Third Quarter
Declared Fourth Quarter 2025 Regular Distribution of $0.23 per Share and
Supplemental Distribution of $0.02 per Share
Menlo Park, Calif., November 5, 2025 - TriplePoint Venture Growth BDC Corp. (NYSE: TPVG) (the “Company,” “TPVG,” “we,” “us,” or “our”), a leading financing provider to venture growth stage companies backed by a select group of venture capital firms in technology and other high growth industries, today announced its financial results for the third quarter ended September 30, 2025. The Company previously announced on October 14, 2025 that its Board of Directors declared its fourth quarter 2025 regular distribution of $0.23 per share and a supplemental distribution of $0.02 per share.
Third Quarter 2025 Highlights
▪Signed $421.1 million of term sheets with venture growth stage companies at TriplePoint Capital LLC (“TPC”), and TPVG closed $181.8 million of new debt commitments, representing a 14% increase from the prior quarter, and the highest amount in over three years;
▪Funded $88.2 million in debt investments, representing a 12% increase from the prior quarter and the highest level of funding activity in the last 11 quarters, to 10 portfolio companies with a 11.5% weighted average annualized yield at origination;
▪Grew the debt investment portfolio to $736.9 million at cost, up from $663.8 million in Q2 2025, representing an 11% increase from the prior quarter;
▪Achieved a 13.2% weighted average annualized portfolio yield on debt investments for the quarter1;
▪Earned net investment income of $10.3 million, or $0.26 per share;
▪Net increase in net assets resulting from operations of $15.2 million, or $0.38 per share;
▪Realized a 11.7% return on average equity, based on net investment income during the quarter;
▪Four debt portfolio companies raised an aggregate $50.0 million of capital in private financings during the quarter;
▪Weighted average investment ranking of 2.18 on the debt investment portfolio as of quarter’s end;
▪Net asset value of $355.1 million, or $8.79 per share, as of September 30, 2025 compared to $348.7 million, or $8.65 per share, as of June 30, 2025;
▪Ended the quarter with a 1.32x leverage ratio and a 1.24x net leverage ratio;
▪Declared a fourth quarter regular distribution of $0.23 per share and a supplemental distribution of $0.02 per share, each payable on December 30, 2025; bringing total declared distributions to $17.13 per share since the Company’s initial public offering;
▪Our investment adviser, TriplePoint Advisers LLC (the “Adviser”) amended its existing income incentive fee waiver to waive, in full, its quarterly income incentive fee for the remainder of fiscal year 2025. Subsequent to quarter-end, the Adviser agreed to extend the waiver period through the end of fiscal year 2026; and
▪Our sponsor, TPC, purchased 591,235 shares of the Company’s shares of common stock in the open market under TPC’s previously announced discretionary share purchase program.
Year to Date 2025 Highlights
▪Signed $978.0 million of term sheets with venture growth stage companies at TPC and TPVG closed $418.4 million of new debt commitments;
▪Funded $194.4 million in debt investments to 22 portfolio companies with a 12.1% weighted average annualized portfolio yield at origination, and funded $1.6 million in direct equity investments in private rounds of financing to six portfolio companies;
▪Earned net investment income of $32.3 million, or $0.80 per share;
▪Net increase in net assets resulting from operations of $41.1 million, or $1.02 per share;
▪Paid distributions of $0.83 per share;
▪13 debt portfolio companies raised an aggregate $402.5 million of capital in private financings;
▪Achieved a 14.0% weighted average annualized portfolio yield on debt investments1;
▪In April 2025, DBRS, Inc. confirmed TPVG’s investment grade rating, with a BBB (low) Long-Term Issuer rating, with a stable trend outlook; and
▪Estimated undistributed taxable earnings from net investment income (or “spillover income”) of $43.4 million, or $1.07 per share, as of September 30, 2025.
1 Please see the last table in this press release, titled "Weighted Average Portfolio Yield on Debt Investments," for more information on the calculation of the weighted average annualized portfolio yield on debt investments.

“During the third quarter, we took advantage of strong demand from high-quality venture growth stage companies in AI, software and other attractive sectors to grow the debt investment portfolio,” said Jim Labe, chairman and chief executive officer of TPVG. “TPVG experienced its highest level of debt commitments and fundings since 2022, resulting in Q3 fundings that significantly exceeded our guided range and reached the highest level in 11 quarters.”
“We continue to position TPVG for the future with a focus on furthering our strategy to increase TPVG’s scale, durability, income-generating assets, and NAV over the long-term,” said Sajal Srivastava, president and chief investment officer of the Company. “As we progress on our selective path of portfolio diversification, we are pleased to have added 19 new portfolio companies year to date.”
PORTFOLIO AND INVESTMENT ACTIVITY
During the three months ended September 30, 2025, the Company entered into $181.8 million of new debt commitments with 12 portfolio companies, funded debt investments totaling $88.2 million to 10 portfolio companies, acquired warrants in 10 portfolio companies with a cost basis of $0.8 million, and made a direct equity investment of $0.6 million in one portfolio company. Debt investments funded during the quarter carried a weighted average annualized portfolio yield of 11.5% at origination. During the quarter, the Company received $15.0 million of principal prepayments, $0.5 million of early repayments and $4.0 million of scheduled principal amortization. The weighted average annualized portfolio yield on debt investments for the third quarter was 13.2%. The Company calculates weighted average portfolio yield as the annualized rate of the interest income recognized during the period divided by the average amortized cost of debt investments in the portfolio during the period. The return on average equity for the third quarter was 11.7% based on net investment income. The Company calculates return on average equity as the annualized rate of net investment income recognized during the period divided by the Company’s average net asset value during the period.
As of September 30, 2025, the Company held debt investments in 49 portfolio companies, warrants in 112 portfolio companies and equity investments in 53 portfolio companies. The total cost and fair value of these investments were $828.7 million and $798.5 million, respectively.
The following table shows the total portfolio investment activity for the three and nine months ended September 30, 2025 and 2024:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands)	2025	2024	2025	2024
Beginning portfolio at fair value	$717,885	$713,770	$676,249	$802,145
New debt investments, net(a)	86,906	32,672	192,420	83,555
Scheduled principal amortization	(4,000)	(4,618)	(25,192)	(39,314)
Principal prepayments and early repayments	(15,489)	(35,739)	(78,249)	(117,820)
Net amortization and accretion of premiums and discounts and end-of-term payments	1,648	756	7,376	3,343
Payment-in-kind coupon	4,796	4,224	13,803	11,833
New warrant investments	837	124	2,597	560
New equity investments	1,001	916	2,984	1,716
Proceeds from dispositions of investments	(55)	—	(2,364)	(22,142)
Net realized gains (losses) on investments	(694)	(5,019)	1,583	(32,913)
Net change in unrealized gains (losses) on investments	5,627	13,888	7,255	30,011
Ending portfolio at fair value	$798,462	$720,974	$798,462	$720,974
_____________
(a) Debt balance is net of fees and discounts applied to the loan at origination.
SIGNED TERM SHEETS
During the three months ended September 30, 2025, TPC entered into $421.1 million of non-binding term sheets to venture growth stage companies. These opportunities are subject to underwriting conditions including, but not limited to, the completion of due diligence, negotiation of definitive documentation and investment committee approval, as well as compliance with the allocation policy. Accordingly, there is no assurance that any or all of these transactions will be completed or assigned to the Company.
UNFUNDED COMMITMENTS
As of September 30, 2025, the Company’s unfunded commitments totaled $263.7 million, of which $59.8 million was dependent upon portfolio companies reaching certain milestones. Of the $263.7 million of unfunded commitments, $13.6 million will expire during 2025, $152.2 million will expire during 2026, $71.4 million will expire during 2027, and $26.5 million will expire during 2028, if not drawn prior to expiration. Since these commitments may expire without being drawn, unfunded commitments do not necessarily represent future cash requirements or future earning assets for the Company.

RESULTS OF OPERATIONS
Total investment and other income was $22.7 million for the third quarter of 2025, representing a weighted average annualized portfolio yield of 13.2% on debt investments, as compared to $26.5 million and 15.7% for the third quarter of 2024. The decrease in total investment and other income was primarily due to lower investment yields due in part to decreases in the Prime rate and less prepayment income. For the nine months ended September 30, 2025, the Company’s total investment and other income was $68.4 million, as compared to $82.9 million for the nine months ended September 30, 2024, representing a weighted average annualized portfolio yield on total debt investments of 14.0% and 15.6%, respectively.
For the third quarter of 2025, total operating expenses, inclusive of an income incentive fee waiver of $2.1 million, were $12.3 million as compared to $12.7 million for the third quarter of 2024. Total operating expenses for the third quarter of 2025 consisted of $6.8 million of interest expense and amortization of fees, $3.4 million of base management fees, $0.6 million of Administration Agreement expenses and $1.6 million of general and administrative expenses. The Adviser has agreed to waive, in full, any and all of the investment income component of the quarterly incentive fee for the remainder of fiscal year 2025, and as such, $2.1 million of income incentive fees were waived during the three months ended September 30, 2025. Total operating expenses for the third quarter of 2024 consisted of $7.1 million of interest expense and amortization of fees, $3.4 million of base management fees, $0.6 million of Administration Agreement expenses and $1.6 million of general and administrative expenses. Due to the total return requirement under the income component of our incentive fee structure, our income incentive fees were reduced by $2.8 million during the three months ended September 30, 2024. The Company’s total operating expenses for the nine months ended September 30, 2025, inclusive of income incentive fee waivers of $3.3 million, were $36.1 million as compared to $41.0 million for the nine months ended September 30, 2024.
For the third quarter of 2025, the Company recorded net investment income of $10.3 million, or $0.26 per share, as compared to $13.8 million, or $0.35 per share, for the third quarter of 2024. The decrease in net investment income between periods was driven primarily by lower total investment and other income. Net investment income for the nine months ended September 30, 2025 was $32.3 million, or $0.80 per share, compared to $41.9 million, or $1.08 per share, for the nine months ended September 30, 2024.
During the third quarter of 2025, the Company recognized net realized losses on investments of $0.7 million. During the third quarter of 2024, the Company recognized net realized losses on investments of $5.0 million.
Net change in unrealized gains on investments during the three months ended September 30, 2025 was $5.6 million, consisting of $4.6 million of net unrealized gains on the existing warrant and equity portfolio resulting from fair value adjustments, $0.8 million of net unrealized gains on the existing debt investment portfolio resulting from fair value adjustments and $0.7 million of net unrealized gains from the reversal of previously recorded unrealized losses from investments realized during the period, partially offset by $0.5 million of net unrealized losses from foreign currency adjustments. Net change in unrealized gains on investments for the third quarter of 2024 was $13.9 million. The Company’s net realized and unrealized gains were $8.8 million for the nine months ended September 30, 2025, compared to net realized and unrealized losses of $2.7 million for the nine months ended September 30, 2024.
The Company’s net increase in net assets resulting from operations for the third quarter of 2025 was $15.2 million, or $0.38 per share, as compared to a net increase in net assets resulting from operations of $22.6 million, or $0.57 per share, for the third quarter of 2024. For the nine months ended September 30, 2025, the Company’s net increase in net assets resulting from operations was $41.1 million, or $1.02 per share, as compared to a net increase in net assets resulting from operations of $39.2 million, or $1.01 per share, for the nine months ended September 30, 2024.
CREDIT QUALITY
The Adviser maintains a credit watch list with portfolio companies placed into one of five credit risk categories, with Clear, or 1, being the best rating and Red, or 5, being the lowest. Generally, all new loans receive an initial grade of White, or 2, unless the portfolio company’s credit quality meets the characteristics of another credit category.
As of September 30, 2025, the weighted average investment ranking of the Company’s debt investment portfolio was 2.18, as compared to 2.17 at the end of the prior quarter. During the quarter ended September 30, 2025, portfolio company credit category changes, excluding fundings and repayments, consisted of the following: one portfolio company with a principal balance of $29.8 million was upgraded from White (2) to Clear (1); one portfolio company with a principal balance of $2.1 million was upgraded from Yellow (3) to White (2); one portfolio company with a principal balance of $40.8 million was downgraded from White (2) to Yellow (3); and one portfolio company with a principal balance of $11.1 million was downgraded from Orange (4) to Red (5).

The following table shows the credit categories for the Company’s debt investments at fair value as of September 30, 2025 and December 31, 2024:

	September 30, 2025			December 31, 2024
Credit Category (dollars in thousands)	Fair Value	Percentage of Total Debt Investments	Number of Portfolio Companies	Fair Value	Percentage of Total Debt Investments	Number of Portfolio Companies
Clear (1)	$58,434	8.8%	3	$51,986	9.3%	3
White (2)	472,078	71.0	36	392,237	70.0	31
Yellow (3)	97,481	14.7	4	84,847	15.1	4
Orange (4)	32,630	4.9	5	30,979	5.5	5
Red (5)	4,244	0.6	1	56	0.1	1
	$664,867	100.0%	49	$560,105	100.0%	44
NET ASSET VALUE
As of September 30, 2025, the Company’s net assets were $355.1 million, or $8.79 per share, as compared to $345.7 million, or $8.61 per share, as of December 31, 2024.
LIQUIDITY AND CAPITAL RESOURCES
As of September 30, 2025, the Company had total liquidity of $233.6 million, consisting of cash, cash equivalents and restricted cash of $28.6 million and available capacity under its Revolving Credit Facility of $205.0 million. As of September 30, 2025, the Company held $0.5 million of stock and warrant positions in publicly traded companies. The Company ended the quarter with a 1.32x leverage ratio, a 1.24x net leverage ratio and a 1940 Act asset coverage ratio of 176%.
DISTRIBUTION
On October 14, 2025, the Company’s board of directors declared a regular quarterly distribution of $0.23 per share and a supplemental distribution of $0.02 per share for the fourth quarter, payable on December 30, 2025 to stockholders of record as of December 16, 2025. As of September 30, 2025, the Company had estimated spillover income of $43.4 million, or $1.07 per share.
TPC STOCK PURCHASE PROGRAM
On August 6, 2025, our sponsor, TPC, announced a twelve-month discretionary share purchase program to acquire up to $14 million of the Company’s outstanding shares of common stock at prices below the then-current NAV per share, subject to certain trading parameters and limitations. During the three months ended September 30, 2025, TPC purchased 591,235 shares of the Company’s outstanding common stock, leaving $10.1 million available for purchase under the program. These purchases may occur through various methods, including in open market transactions and through privately negotiated transactions, and may be conducted in accordance with Rule 10b5-1 and Rule 10b-18 under the Securities Exchange Act of 1934.
RECENT DEVELOPMENTS
Since September 30, 2025 and through November 4, 2025:
▪TPC’s direct originations platform entered into $122.9 million of additional non-binding signed term sheets with venture growth stage companies;
▪The Company closed $17.3 million of additional debt commitments;
▪The Company funded $17.5 million in new investments; and
▪The Company received $47.5 million of principal prepayments.
CONFERENCE CALL
The Company will host a conference call at 5:00 p.m. Eastern Time, today, November 5, 2025, to discuss its financial results for the quarter ended September 30, 2025. To listen to the call, investors and analysts should dial (844) 826-3038 (domestic) or +1 (412) 317-5184 (international) and ask to join the TriplePoint Venture Growth BDC Corp. call. Please dial in at least five minutes before the scheduled start time. A replay of the call will be available through December 5, 2025, by dialing (877) 344-7529 (domestic) or +1 (412) 317-0088 (international) and entering conference ID 3190267. The conference call also will be available via a live audio webcast in the investor relations section of the Company’s website, https://www.tpvg.com. An online archive of the webcast will be available on the Company’s website for one year after the call.

ABOUT TRIPLEPOINT VENTURE GROWTH BDC CORP.
TriplePoint Venture Growth BDC Corp. is an externally-managed business development company focused on providing customized debt financing with warrants and direct equity investments primarily to venture growth stage companies in technology and other high growth industries backed by a select group of venture capital firms. The Company’s sponsor, TriplePoint Capital, is a Sand Hill Road-based global investment platform which provides customized debt financing, leasing, direct equity investments and other complementary solutions to venture capital-backed companies in technology and other high growth industries at every stage of their development with unparalleled levels of creativity, flexibility and service. For more information about TriplePoint Venture Growth BDC Corp., visit https://www.tpvg.com. For more information about TriplePoint Capital, visit https://www.triplepointcapital.com.
FORWARD-LOOKING STATEMENTS
Certain statements contained in this press release constitute forward-looking statements. Forward-looking statements are not guarantees of future performance, investment activity, financial condition or results of operations and involve a number of substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” and variations of these words and similar expressions are intended to identify forward-looking statements. Actual events, investment activity, performance, condition or results may differ materially from those in the forward-looking statements as a result of a number of factors, including as a result of changes in economic, market or other conditions, and the impact of such changes on the Company’s and its portfolio companies’ results of operations and financial condition, and those factors described from time to time in the Company’s filings with the Securities and Exchange Commission. More information on these risks and other potential factors that could affect actual events and the Company’s performance and financial results, including important factors that could cause actual results to differ materially from plans, estimates or expectations included herein or discussed on the webcast/conference call, is or will be included in the Company’s filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. In addition, there is no assurance that the Company or any of its affiliates will purchase additional shares of the Company’s common stock at any specific discount levels or in any specific amounts. There is no assurance that the market price of the Company’s shares, either absolutely or relative to NAV, will increase as a result of any share purchase program, or that any purchase plan will enhance stockholder value over the long term. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.
NON-GAAP FINANCIAL MEASURES
To provide additional information about the Company’s results, the Company’s management has discussed in this press release the Company’s net leverage ratio (calculated as (i) total debt less (ii) cash, cash equivalents and restricted cash divided by total net assets), which is not prepared in accordance with GAAP. This non-GAAP measure is included to supplement the Company’s financial information presented in accordance with GAAP and because the Company uses such measure to monitor and evaluate its leverage and financial condition and believes this presentation enhances investors’ ability to analyze trends in the Company’s business and to evaluate the Company’s leverage and ability to take on additional debt. However, this non-GAAP measure has limitations and should not be considered in isolation or as a substitute for analysis of the Company’s financial results as reported under GAAP.
This non-GAAP measure is not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, this non-GAAP measure is not based on any comprehensive set of accounting rules or principles and should only be used to evaluate the Company’s results of operations in conjunction with its corresponding GAAP measure.
INVESTOR RELATIONS AND MEDIA CONTACT
The IGB Group
Leon Berman
212-477-8438
lberman@igbir.com

TriplePoint Venture Growth BDC Corp.
Consolidated Statements of Assets and Liabilities
(in thousands, except per share data)

	September 30, 2025	December 31, 2024
Assets	(unaudited)
Investments at fair value (amortized cost of $828,691 and $713,732, respectively)	$798,462	$676,249
Cash and cash equivalents	20,033	45,899
Restricted cash	8,582	32,828
Deferred credit facility costs	2,711	3,904
Prepaid expenses and other assets	5,725	4,160
Total assets	$835,513	$763,040

Liabilities
Revolving Credit Facility	$95,000	$5,000
2025 Notes, net	—	69,948
2026 Notes, net	199,812	199,483
2027 Notes, net	124,600	124,396
2028 Notes, net	49,423	—
Base management fee payable	3,359	3,408
Other accrued expenses and liabilities	8,266	15,118
Total liabilities	$480,460	$417,353

Net assets
Preferred stock, par value $0.01 per share (50,000 shares authorized; no shares issued and outstanding, respectively)	$—	$—
Common stock, par value $0.01 per share	404	401
Paid-in capital in excess of par value	515,372	513,719
Total distributable earnings (loss)	(160,723)	(168,433)
Total net assets	$355,053	$345,687
Total liabilities and net assets	$835,513	$763,040

Shares of common stock outstanding (par value $0.01 per share and 450,000 authorized)	40,400	40,137
Net asset value per share	$8.79	$8.61

TriplePoint Venture Growth BDC Corp.
Consolidated Statements of Operations
(in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Investment income
Interest income from investments	$22,144	$25,951	$66,233	$81,069
Other income	512	564	2,153	1,826
Total investment and other income	$22,656	$26,515	$68,386	$82,895

Operating expenses
Base management fee	$3,359	$3,418	9,952	$11,552
Income incentive fee	2,062	—	3,321	—
Interest expense and amortization of fees	6,770	7,148	19,874	22,861
Administration agreement expenses	649	580	1,880	1,838
General and administrative expenses	1,568	1,584	4,357	4,732
Total operating expenses before Income incentive fee waiver	$14,408	$12,730	$39,384	$40,983
Income incentive fee waiver	(2,062)	—	(3,321)	—
Total operating expenses net of Income incentive fee waiver	$12,346	$12,730	$36,063	$40,983

Net investment income	$10,310	$13,785	$32,323	$41,912

Net realized and unrealized gains/(losses)
Net realized gains (losses) on investments	$(704)	$(5,040)	$1,517	$(32,693)
Net change in unrealized gains (losses) on investments	5,627	13,889	7,255	30,011
Net realized and unrealized gains/(losses)	$4,923	$8,849	$8,772	$(2,682)

Net increase (decrease) in net assets resulting from operations	$15,233	$22,634	$41,095	$39,230

Per share information (basic and diluted)
Net investment income per share	$0.26	$0.35	$0.80	$1.08
Net increase (decrease) in net assets per share	$0.38	$0.57	$1.02	$1.01
Weighted average shares of common stock outstanding	40,325	39,954	40,233	38,782

Regular distributions declared per share	$0.23	$0.30	$0.83	$1.10

Weighted Average Portfolio Yield
on Debt Investments

Ratios (Percentages, on an annualized basis)(1)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
Weighted average portfolio yield on debt investments(2)	13.2%	15.7%	14.0%	15.6%
Coupon income	10.8%	12.7%	11.2%	12.2%
Accretion of discount	0.8%	0.9%	1.0%	0.9%
Accretion of end-of-term payments	1.2%	1.3%	1.3%	1.4%
Impact of prepayments during the period	0.4%	0.8%	0.5%	1.1%
_____________
(1)Weighted average portfolio yields on debt investments for periods shown are the annualized rates of interest income recognized during the period divided by the average amortized cost of debt investments in the portfolio during the period. The calculation of weighted average portfolio yields on debt investments excludes any non-income producing debt investments, but includes debt investments on non-accrual status. The weighted average yields reported for these periods are annualized and reflect the weighted average yields to maturities.
(2)The weighted average portfolio yields on debt investments reflected above do not represent actual investment returns to the Company’s stockholders.